UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

MEDIFIRST SOLUTIONS, INC
(Exact name of registrant as specified in its charter)

Nevada	333-178825	23-3888260
State or other jurisdiction	Commission	IRS Employer
of incorporation	File Number	Identification No.

4400 North Federal Highway, Suite 54,	Boca Raton, FL 33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (561) 558-6872

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective May 1, 2013, the Company entered into an Exclusivity and Non-Circumvention  Agreement (“Agreement”) with Panacea Photonics Corporation  of Henderson, Minnesota.  Under the agreement, the Company is named the exclusive distributor of Panacea Photonics Light Systems, Panacea Pain Relief products and Panacea Skin Care products in the states of New York and New Jersey for a minimum period of one (1) year.

A copy of the Agreement is attached to this Report as Exhibit 10.1

Section 8-	Other Events

Item 8. 01	Other Events

On May 2, 2013, the Company issued a press release announcing the Agreement. A copy of the press release is incorporated by reference and filed as Exhibit 99.1 to this Report.

Section 9-	Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description
10.1	Exclusivity and Non-Circumvention Agreement dated May 1, 2013.
99.1	Press Release dated May 2, 2013.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.

Dated: May 2, 2013	By:	/s/ Bruce J. Schoengood
President and Chief Executive Officer

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